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                                                                  Exhibit (a)(4)

             HOW TO COMPLETE THE ELECTION FORM AND RELEASE AGREEMENT

1. If you choose NOT TO PARTICIPATE either because you are not eligible, you do not have any eligible grants, or you DO NOT want to exchange any of your stock options:

      a. Do NOTHING. You do not need to complete any form or respond or reply in any way.

2. If you choose TO PARTICIPATE because you are eligible, you have eligible grants and you want to exchange one or more of your eligible grants, then before 11:59 p.m., Pacific Standard Time, November 28, 2006, DO the following:

      a. Print all 5 pages of the election form located at oep.pixelworks.com or use the 5 pages of the election form in the printed Tender Offer you received from Pixelworks, AND,

      b.    Check the appropriate box under section A

      c.    List the option grants you wish to exchange in the table in section
            A

      d.    Sign the form on page 4, print your name and date the form

      e.    Send the entire form to the Tualatin office, Attn: Option Exchange by:

            i. Emailing the completed and signed form in a .pdf format to pixelworksoep@pixelworks.com

            ii.   Faxing the form to 503-454-0261

            iii. Sending mail or courier (you must pay the costs of mail or courier charges)

            iv. Delivering by hand to the drop box labeled Option Exchange in the Tualatin office

          WHAT TO DO IF YOU WANT TO MAKE CHANGES TO YOUR ELECTION FORM

If you complete an Election Form and then change your mind, to change your election, you must complete a new Election Form following the same steps listed under number 2 above.

Your new election form will completely replace the former election form if timely delivered by one of the four methods listed above before 11:59 p.m., Pacific Standard Time, November 28, 2006. It is critical that you properly sign and date your election form.

                QUESTIONS ON HOW TO COMPLETE YOUR ELECTION FORM?

                       Email pixelworksoep@pixelworks.com